SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT – December 11, 2009

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Condella Agreement

On December 11, 2009, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement with Frank C. Condella, Jr. (the “Condella  Agreement”) defining the terms of his employment with the Company as its Interim Chief Executive Officer, effective December 15, 2009.

Pursuant to the Condella Agreement, Mr. Condella’s annual base salary is $375,000. Mr. Condella is also entitled to participate in the benefit programs generally available to Company executive employees.

Pursuant to the Condella Agreement, on December 11, 2009, Mr. Condella received a grant of options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 2008 Long-term Performance Plan. The options have a seven year term and vest on the first anniversary of the Grant Date; provided, however, that if a significant corporate transaction is consummated prior to the first anniversary of the Grant Date, 50% of the options vest on the date the significant corporate transaction is consummated.  In either case, the options only vest if, on the date they would otherwise vest, Mr. Condella is performing services for the Company as an employee, director, or paid consultant.  The determination of whether a corporate transaction is a significant corporate transaction will be made by the Company’s Board of Directors.

The Condella Agreement incorporates Mr. Condella’s Employee Proprietary Information Agreement dated as of December 11, 2009 (attached as Exhibit A to the Condella Agreement), pursuant to which Mr. Condella assigns to the Company any rights he may have or acquire in proprietary information during the course of his employment with the Company.  He further agrees to keep in confidence all proprietary information of the Company during the period of his employment and thereafter.

The Condella Agreement also incorporates Mr. Condella’s Indemnification Agreement dated as of March 10, 2009, pursuant to which the Company will indemnify, and advance expenses to, Mr. Condella as provided in the Indemnification Agreement to the fullest extent permitted by applicable law.

A copy of the Condella Agreement (including Exhibit) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mills Addenda

On December 11, 2009, the Company and Robert S. Mills entered into an addendum (the “Mills Employment Addendum”)  to Mr. Mills’ amended and restated employment agreement dated as of March 11, 2009 (the “Mills Agreement”). On December 11, 2009, the Company and Mr. Mills also entered into an addendum (the “Mills Change in Control Addendum,” and together with the Mills Agreement, the “Mills Addenda”) to Mr. Mills’ executive change in control severance agreement dated as of March 11, 2009 (the “Mills Change in Control Agreement”). The Mills Agreement and the Mills Change in Control Agreement were filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2008.

Pursuant to the Mills Employment Addendum, the Mills Agreement is amended to (i) extend the term to March 31, 2011, (ii) change his title to President, (iii) change his Base Salary to $350,000 per year effective January 1, 2010, and (iv) permit him to terminate the Mills Agreement for Good Reason from December 15, 2009, and through the date that is 90 days after the Board appoints a permanent Chief Executive Officer, without the designation “Interim,” without the need to specify the reason therefor. The Mills Employment Addendum provides further that if Mr. Mills terminates the Mills Agreement for Good Reason, the term of any vested and outstanding stock options held by him as of the date of termination will be extended until the earlier of  the termination date of the original option grant and December 31, 2012, and that his Base Salary for severance purposes will be the greater of $390,000 and the then actual Base Salary.

A copy of the Mills Employment Addendum is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the Mills Change in Control Addendum, Mr. Mills’ Base Salary for severance purposes will be the greatest of (i) the annual rate of base salary in effect at the time of a Qualifying Termination, (ii) the annual rate of base salary in effect at the time of the Change in Control, and (iii) $390,000. The Mills Change in Control Addendum also permits him to terminate the Mills Change in Control Agreement for Good Reason from December 15, 2009, and through the date that is 90 days after the Board appoints a permanent Chief Executive Officer, without the designation “Interim,” without the need to specify the reason therefor.

A copy of the Mills Change in Control Addendum is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2009, Frank C. Condella, Jr. is appointed Interim Chief Executive Officer of the Company. Mr. Condella will remain a Director of the Company, but effective December 15, 2009, resigns from the Board’s Compensation and Scientific Committees.

Mr. Condella currently serves on the board of directors at SkyePharma plc as chairman-elect and as a director on the board of directors at Fulcrum Pharma plc. Mr. Condella also served as chief executive officer of SkyePharma from 2006 to 2008. Previously, he was president of European Operations at IVAX, chief executive officer of Faulding Pharmaceutical Co., vice president of the Specialty Care Products at Roche and vice president and General Manager of the Lederle unit of American Home Products.  Mr. Condella holds a BS in Pharmacy and an MBA from Northeastern University.

A brief description of the material terms of Mr. Condella’s Employment Agreement is set forth under Item 1.01, above.

There are no arrangements or understandings between Mr. Condella and any other person pursuant to which he was selected as an officer of the Company. Mr. Condella is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2008, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Condella had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Condella served as a consultant to the Company from July 18, 2009, through October 31, 2009, and received 48,000 restricted shares of the Company’s Common Stock for his service.

Effective December 15, 2009, Robert S. Mills' title is changed from President and Chief Executive Officer to President and Chief Operating Officer of the Company. Mr. Mills will remain a Director of the Company.

A brief description of the material changes to Mr. Mills’ Employment Agreement and Change in Control Agreement are set forth under Item 1.01, above.

Item 8.01                      Other Events.

On December 14, 2009, the Company issued a press release entitled “Columbia Laboratories Announces Leadership Changes.” A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(a)           Not applicable

(b)           Not applicable

(c)           Not applicable

(d)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated December 11, 2009.
10.2	Addendum to Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009.
10.3	Addendum to Executive Change in Control Severance Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009.
99.1	Press Release dated December 14, 2009, entitled “Columbia Laboratories Announces Leadership Changes.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 14, 2009

COLUMBIA LABORATORIES, INC.

By: /S/ Michael McGrane
Michael McGrane
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Frank C. Condella, Jr., dated December 11, 2009.
10.2	Addendum to Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009.
10.3	Addendum to Executive Change in Control Severance Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated December 11, 2009.
99.1	Press Release dated December 14, 2009, entitled “Columbia Laboratories Announces Leadership Changes.”